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                                                                   EXHIBIT 10.71

                               AGREEMENT BETWEEN
                       NISSAN MOTOR CORPORATION IN U.S.A.
                                       AND
                         SUNBELT AUTOMOTIVE GROUP, INC.

         This agreement dated April ___, 1998, is entered into by and between Sunbelt Automotive Group, ("Sunbelt"), a Georgia corporation, with its principal place of business at 5901 Peachtree Dunwoody Road, Suite 250 B, Atlanta, Georgia 30328, and Nissan Motor Corporation in U.S.A. ("NMC"), a California corporation, with its principal place of business at 18501 South Figueroa Street, Gardena, California 90248-4500 (the "Agreement").

                                    RECITALS

         WHEREAS, NMC distributes Nissan and Infiniti brand automobile products in the continental United States through a network of authorized independent dealers; and

         WHEREAS, Sunbelt is in the automobile businesses of retailing and servicing automobile products, and has acquired or may acquire, through its wholly owned affiliates or subsidiaries, several Nissan and Infiniti automobile dealerships;

         WHEREAS NMC's and Sunbelt's interests could conflict, and it is the intent of the parties to develop a mutually beneficial business relationship;

         NOW THEREFORE, Sunbelt and NMC agree as follows:

                                   AGREEMENT

1. ADHERENCE TO THE POLICY

The Nissan and Infiniti dealerships owned by Sunbelt, or its wholly owned affiliates or subsidiaries, have already agreed to comply with NMC's dealer agreements and policies and, by this Agreement, Sunbelt agrees to not interfere with such compliance by its NMC authorized dealerships and to itself comply with and be bound by the terms of NMC's policies, including, but not limited to, NMC's policy limiting the number of dealers owned or controlled, directly or indirectly, by a single entity (the "Ownership Policy"), which is summarized as follows: i) No individual or entity may have an ownership or management interest, direct or indirect, in Dealers whose Primary Marketing Area's (PMA's) competitive segment registration count comprises more than 5% of Nissan's or Infiniti's (as applicable) total, national competitive segment registrations based on the sum of the retail competitive segment registrations contained in all PMAs associated with the dealers; ii) No individual or entity may hold ownership or management, direct or indirect, in Dealers whose PMA's competitive segment registration count comprises more than 20% of any Nissan or Infiniti (as applicable) region's total competitive segment registrations contained in all PMA's associated with



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dealers in that region; iii) In order for any entity to acquire additional
Nissan or Infiniti dealerships, within the limits of this Agreement, the Nissan or Infiniti dealerships which it owns or controls, directly or indirectly, must:
(a) be in full compliance with all of the terms of its respective Dealer Agreements; (b) meet, in all material respects, all of the applicable Nissan or Infiniti market representation and other standards and policies; and (c) with respect to the NMC Division and Region at issue, the Nissan or Infiniti dealerships which the entity owns or controls must, in the aggregate and with respect to at least 50% of those individual dealerships, have performed at or above all performance levels set forth in the Business Plans for those dealerships over the proceeding 12 month period; and iv) If the proposed acquisition of any Nissan or Infiniti dealership would cause an individual or entity to exceed the Ownership Policy, NMC will reject a dealer's application for approval of such ownership transfer until such time as the purchasing individual or entity shall be able to complete the acquisition within the requirements of this Policy. Notwithstanding the foregoing, NMC may withhold consent to a proposed acquisition, even if that acquisition satisfies the parameters of the Ownership Policy, based on the grounds set forth in the Nissan Dealer Agreement and applicable state law.

2. IDENTIFICATION OF OWNERS OF SUNBELT

Sunbelt represents and warrants that Schedule A hereto identifies each individual or entity that owns, controls or has a beneficial interest in 5% or more of Sunbelt and/or of its affiliates or subsidiaries. In the event Sunbelt becomes aware of any change of ownership, control or interest that results in an individual or entity not listed on Schedule A obtaining such ownership, control or beneficial interest, Sunbelt shall provide NMC with the documentation and information required by Schedule A with respect to such individual or entity. Sunbelt will provide NMC with copies of all filings that Sunbelt becomes aware of that are made with the SEC and comparable filings made with state agencies by persons or entities that own, control or have a beneficial interest in 5% or more of Sunbelt and/or any of its affiliates or subsidiaries. Without limiting the foregoing, Sunbelt will use its best efforts to provide such information regarding individuals that own, control or have a beneficial interest in 5% or more of Sunbelt as NMC may from time to time reasonably request.

3. CHANGE IN OWNERSHIP OF SUNBELT

If any person or entity acquires more than 20% of Sunbelt's common stock issued and outstanding at any time and Nissan determines that such person or entity does not have interests compatible with those of Nissan, or is otherwise not qualified to have an ownership interest in a Nissan dealership (an "Adverse Person"), Sunbelt must terminate its dealer agreements with Nissan or transfer the Nissan dealerships to a third party acceptable to Nissan unless, within 90 days after Nissan's determination, the Adverse Person's ownership interest is reduced to less than 20%.

4. SEPARATE LEGAL ENTITIES FOR EACH NISSAN AND INFINITI DEALERSHIP

Sunbelt shall (i) create or maintain separate legal entities for each Nissan and Infiniti

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dealership that it owns, directly or indirectly, shall obtain a separate motor vehicle license for each such dealership, and shall maintain separate financial statements for each such dealership; and (ii) where such Nissan or Infiniti dealerships are part of a Contiguous Market Ownership Area pursuant to a Contiguous Market Ownership Addendum, maintain a single corporate entity for the dealerships in that Area and shall otherwise comply with the licensing and reporting requirements set forth in that Addendum; provided, however, that if at the time of acquisition of any Nissan or Infiniti dealership by Sunbelt such dealership is not in compliance with the requirements of clauses (i) or (ii) of this paragraph, as applicable, Sunbelt will use its reasonable efforts to cause the dealership to comply with such requirements of clauses (i) or (ii) as soon as practicable.

 5. BRANDING/BUSINESS NAME

Consistent with NMC policy, the name "Nissan" or "Infiniti," as applicable, shall prominently appear in the d/b/a and marketing of each dealership. Sunbelt agrees that each Nissan and Infiniti dealership owned or controlled by Sunbelt, directly or indirectly, shall include in its promotional, marketing and advertising efforts the approved name of the Dealership or another name approved by Nissan that includes the Nissan or Infiniti name and, that said dealerships shall actively and effectively promote primarily the "Nissan" or "Infiniti" name. Under no circumstances shall the name "Nissan" or "Infiniti" be subordinated to or promoted less aggressively than any other name (e.g. "Sunbelt Automotive Group" or "Sunbelt").

6. AUTHORITY OF THE DEALER PRINCIPAL

Each Nissan and Infiniti dealership owned or controlled by Sunbelt, directly or indirectly, shall have a Dealer Principal who is delegated full authority to perform the obligations of Dealer Principal under the terms and conditions set forth in the applicable Nissan or Infiniti Dealer Sales and Service agreement ("Agreement"), to determine, approve, and implement the terms and provisions of the Agreement, to make, sign, and execute any documents or further agreements, both oral and written, between the dealer and NMC, to commit himself to the achievement of the purposes and objectives of the Agreement, to take any and all actions which the Dealer Principal may deem prudent, necessary, or appropriate to effect the foregoing Agreement and to resolve all matters of the terms and implementation as he shall deem necessary in connection therewith. Sunbelt shall not authorize or permit the Dealer Principal to take any action inconsistent with the terms, purposes, and objectives of the Agreement.

Whenever Sunbelt nominates a new Dealer Principal candidate for a Nissan or Infiniti dealership, NMC shall have the right to withhold a decision concerning approval or rejection of the candidate for a period of up to one year, at its sole discretion; provided, however, that the candidate may operate in the probationary capacity of Dealer Principal until NMC has approved or rejected him/her. Such delay or exercise of this evaluation period does not imply approval of the Dealer Principal candidate.


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Should Sunbelt reduce or modify the authority of the Dealer Principal, contrary to the requirements of this and the Dealer Agreement, it must notify Nissan immediately as to the specific changes in authority. Upon such notice, Nissan will evaluate the modification of authority and notify Sunbelt of its response. Should Nissan, in its reasonable discretion, object to the changes, Sunbelt must resolve the situation to Nissan's satisfaction or restore the authority to that which existed prior to the modification.

NMC shall be entitled to and shall, in fact, rely upon the personal qualifications, experience, reputation, integrity, ability, and representations of the individual named as Dealer Principal.

Any successor Dealer Principal or Executive Manager must meet the following minimum requirements in order to be submitted to Seller for approval:

                  (i) At least three years of experience as a general manager of an automobile dealer in a major metropolitan area or similar position involving all aspects of the day-to-day operations of such an automobile dealership (including, without limitation, new and used vehicle sales, service, parts and administration); and

                  (ii) A demonstrated track record of success in his/her prior automobile dealership activities as measured by the dealerships' performance under his/her management. The dealership(s) shall have consistently demonstrated at least the following:

                           1. An above average level of sales performance when
measured against regional or zone averages and as measured against sales performance objectives established by the manufacturer; and

                           2. An above average level of customer satisfaction
when measured against regional or zone averages for the make; and

                           3. A history of cooperation and good relations with
manufacturer(s) and/or distributor(s).


         (d) Evaluation of Management. Sunbelt and NMC understand and acknowledge that the personal qualifications, expertise, reputation, integrity, experience and ability of the Dealer Principal and Executive Manager and their ability to effectively manage a dealership's day-to-day operations is critical to the success of such dealership in performing its obligations under the respective Agreement. NMC may from time to time develop standards and/or procedures for evaluating the performance of the Dealer Principal and Executive Manager and of Sunbelt's Nissan and Infiniti dealership personnel generally.
NMC may, from time to time, evaluate the performance of the Dealer Principal and Executive Manager, based on the standards established in the


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dealership's business plan, and will advise Sunbelt, the respective Dealer
Principal and the Executive Manager of the results of such evaluations and the way in which any deficiencies affect such dealership's performance of its obligations under the applicable Agreement.

7.  DESIGNATED SUNBELT CONTACT OFFICIAL

Sunbelt shall designate a Sunbelt executive (other than the Dealer Principal of the dealership) who will respond directly to any questions or concerns of NMC regarding the relationship with NMC, the operation or performance of the dealership(s) generally as a group, or other issues that may arise. That executive will have full authority, in accordance with Sunbelt's management policies, to discuss, address, negotiate and resolve all such issues. Matters pertaining to a specific dealership will be addressed by Nissan with that dealership's Dealer Principal.

8.  FINANCIAL DISCLOSURES

Sunbelt shall provide NMC with copies of all information and materials filed by Sunbelt with the Securities Exchange Commission under the Securities Exchange Act of 1934, as amended, including, but not limited to, quarterly and annual financial statement filings, prospectuses and other materials related to Sunbelt and/or its automotive affiliates and subsidiaries.

9.  SOLE AGREEMENT OF THE PARTIES

There are no prior agreements or understandings, either oral or written, between the parties affecting this Agreement, except as otherwise specified or referred to in this Agreement. No change or addition to, or deletion of any portion of this Agreement shall be valid or binding upon the parties hereto unless approved in a writing signed by an officer of each of the parties hereto.

10. SEVERABILITY

If any provision of this Agreement should be held invalid or unenforceable for any reason whatsoever, or conflicts with any applicable law, this Agreement will be considered divisible as to such provision(s), and such provision(s) will be deemed amended to comply with such law, or if it (they) cannot be so amended without materially affecting the tenor of the Agreement, then it (they) will be deemed deleted from this Agreement in such jurisdiction, and in either case, the remainder of the Agreement will be valid and binding.

11. NO IMPLIED WAIVERS

The failure of either party at any time to require performance by the other party of any provision herein shall in no way affect the right of such party to require such


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performance at any time thereafter, nor shall any waiver by any party of a breach of any provision herein constitute a waiver of any succeeding breach of the same or any other provision, nor constitute a waiver of the provision itself.

12. CONCURRENCE AND ACKNOWLEDGMENT

Sunbelt acknowledges that NMC's policies and standards are prepared by NMC based upon NMC's evaluation of the marketplace and other factors, and that NMC may amend its policies and standards from time to time. Sunbelt further agrees that it will not interfere in the day-to-day operations of Dealer, and will neither take, nor permit Dealer to take actions inconsistent with NMC's policies or Dealer's or Dealer Principal's obligations as set forth in the applicable Sales and Service Agreement or other executed agreements.

13. APPLICABLE LAW

This Agreement shall be governed by and construed according to the laws of the State of California. The parties to this Agreement acknowledge that it is not a "Dealer" or "Franchise" Agreement, is not governed by State or Federal Manufacturer/Dealer laws, and that it does not need to be filed with any Governmental or Administrative agencies under these laws.

14. BENEFIT

This Agreement is entered into by and between NMC and Sunbelt for their sole and mutual benefit. Neither this Agreement nor any specific provision contained in it is intended or shall be construed to be for the benefit of any third party.

 15. NOTICE TO THE PARTIES

Any notices permitted or required under the terms of this Agreement shall be directed to the following respective addresses of the parties, or if either of the parties shall have specified another address by notice in writing to the other party, then to the address last specified:

         NISSAN MOTOR CORPORATION IN U.S.A.
         18501 South Figueroa Street
         Gardena, California 90248-4504
         Attention: Whitfield Ramonat
                    Manager, Multiple Market and Public Ownership


         Sunbelt Automotive Group, Inc.
         5901 Peachtree Dunwoody Road
         Suite 250 B
         Atlanta, GA 30328

         Attention: Stephen Whicker
                    Chief Financial Officer

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16. DISPUTE RESOLUTION

The parties acknowledge that, at the state and federal level, various courts and agencies would, in the absence of this Section 16, be available to them to resolve claims or controversies which might arise between them. The parties agree that it is inconsistent with their relationship for either to use courts or governmental agencies to resolve such claims or controversies.

THEREFORE, CONSISTENT WITH THE PROVISIONS OF THE UNITED STATES ARBITRATION ACT (9 U.S.C. SEC. l ET SEQ.), THE PARTIES TO THIS AGREEMENT AGREE THAT THE DISPUTE RESOLUTION PROCESS OUTLINED IN THIS SECTION, WHICH INCLUDES BINDING ARBITRATION, SHALL BE THE EXCLUSIVE MECHANISM FOR RESOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT OR TO THE RELATIONSHIP BETWEEN THE PARTIES, INCLUDING BUT NOT LIMITED TO CLAIMS UNDER ANY STATE OR FEDERAL STATUTES (HEREINAFTER "DISPUTES").

There are two steps in the Dispute Resolution Process: Mediation and Binding Arbitration. All Disputes must first be submitted to Mediation, unless that step is waived by written agreement of the parties. Mediation is conducted by a panel consisting of an equal number of representatives of the parties designated by Nissan and selected by Sunbelt. The Mediation Panel will evaluate each position and recommend a solution. This recommended solution is not binding.

If a dispute has not been resolved after Mediation, or if Sunbelt and Nissan have agreed in writing to waive Mediation, the Dispute will be settled by Binding Arbitration. SPECIFICALLY, THE PARTIES AGREE TO RESOLVE ALL SUCH DISPUTES BY BINDING ARBITRATION CONDUCTED IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION PROCEDURES OF THE AMERICAN ARBITRATION ASSOCIATION, OR ANOTHER PROGRAM AGREED TO BY THE PARTIES, WITH THE PREVAILING PARTY TO RECOVER ITS COSTS AND ATTORNEY'S FEES FROM THE OTHER PARTY. ALL ARBITRATION AWARDS ARE BINDING AND NON-APPEALABLE, EXCEPT AS OTHERWISE PROVIDED IN THE UNITED STATES ARBITRATION ACT. JUDGMENT UPON ANY SUCH AWARD MAY BE ENTERED AND ENFORCED IN ANY COURT HAVING JURISDICTION.

17. INDEMNITY

Sunbelt hereby agrees to indemnify and hold harmless, NMC, its officers, directors, affiliates and agents, and each person who controls NMC within the meaning of the Securities Act of 1933, as amended (the "Act"), from and against any and all losses, claims, damages or liabilities, to which they or any of them may become subject under

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the Act, the Securities Exchange Act of 1934, as amended, or any other federal or state securities law, rule or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of the sale by Sunbelt of any securities.





         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


SUNBELT AUTOMOTIVE GROUP, INC.         NISSAN MOTOR CORPORATION INC.
                                       U.S.A.



By:                                    By:
   ----------------------------           --------------------------------------
Its:                                   Its:
    ---------------------------            -------------------------------------





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